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Exhibit 4(r)(i)

                                CONTRACT SCHEDULE
                  GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER

EFFECTIVE DATE:                  [May 15, 2008]

GMDB RIDER CHARGE:               [0.65%]

LAST HIGHEST ANNIVERSARY DATE:   [Owner's (or oldest Joint Owner's or
                                 Annuitant's if owner is a non-natural person)
                                 [81st] birthday]

ANNUAL INCREASE                  [6%]
ACCUMULATION RATE:

LAST INCREASE DATE:              [Owner's (or oldest Joint Owner's or
                                 Annuitant's if owner is a non-natural person)
                                 [91st] birthday]

DOLLAR-FOR-DOLLAR                [6.00%]
WITHDRAWAL PERCENTAGE:

GMDB FIRST OPTIONAL              [1st Anniversary following the Effective Date]
STEP-UP DATE:

GMDB OPTIONAL STEP-UP WAITING    [1 year]
PERIOD:

MAXIMUM OPTIONAL STEP-UP AGE:    [80]

MAXIMUM OPTIONAL STEP-UP         [1.50%]
CHARGE:

ALLOCATION, TRANSFER AND
------------------------
REBALANCING LIMITS:
-------------------

   GMDB INVESTMENT DIVISIONS:    [Metlife Defensive Strategy Portfolio, Metlife
                                 Moderate Strategy Portfolio, Metlife Balanced
                                 Strategy Portfolio, Metlife Growth Strategy
                                 Portfolio]

   PLATFORM 1 MINIMUM            [20%]
   PERCENTAGE:

   PLATFORM 1 INVESTMENT         [Pearson Fund, Foley Fund, Badeer Fund, Nardi
   DIVISIONS:                    Fund]

   PLATFORM 2 MAXIMUM            [80%]
   PERCENTAGE:

   PLATFORM 2 INVESTMENT         [Pearson Fund, Foley Fund, Badeer Fund, Nardi
   DIVISIONS:                    fund]

   PLATFORM 3 MAXIMUM            [10%]
   PERCENTAGE:

   PLATFORM 3 INVESTMENT         [Pearson Fund, Foley Fund, Badeer Fund, Nardi
   DIVISIONS:                    Fund]

   PLATFORM 4 MAXIMUM            [10%]
   PERCENTAGE:

   PLATFORM 4 INVESTMENT         [Pearson Fund, Foley Fund, Badeer Fund, Nardi
   DIVISIONS:                    Fund]

   ML-EDB(4/08)